Exhibit 99.1

Investment Corporation

AAMES INVESTMENT CORPORATION

Closes $1.18 Billion Asset-Backed Securitization

Los Angeles, California, February 24, 2005 – Aames Investment Corporation (NYSE: AIC), a mortgage real estate investment trust, today closed a securitization and related offering by Aames Mortgage Investment Trust 2005-1 of approximately $1.18 billion of notes backed by non-conforming mortgage loans transferred to the trust. The securitization lead managers were Bear, Stearns & Co. Inc. and RBS Greenwich Capital, and co-managers were Citigroup, Countrywide Securities Corporation, Credit Suisse First Boston, Friedman Billings Ramsey, Lehman Brothers and Morgan Stanley.

The notes are characterized as debt for both tax and financial reporting purposes and represent obligations of Aames Mortgage Investment Trust 2005-1, a Delaware statutory trust. The assets of the trust included two groups of mortgage loans secured by one-to-four family residential mortgages. The notes do not represent a financial obligation of Aames Investment but will be consolidated onto Aames Investment’s consolidated financial statements under generally accepted accounting principles.

Class	Class Principal Amount	Summary Interest Rate Formula	Rating Moody’s /S&P
1A1	$250,632,000	1 month LIBOR plus 0.280%	Aaa/AAA
1A2	$77,758,000	1 month LIBOR plus 0.520%	Aaa/AAA
1A3	$65,549,000	1 month LIBOR plus 0.740%	Aaa/AAA
2A1	$471,972,000	1 month LIBOR plus 0.520%	Aaa/AAA
2A2	$83,289,000	1 month LIBOR plus 0.620%	Aaa/AAA
M1	$40,200,000	1 month LIBOR plus 0.720%	Aa1/AA+
M2	$38,400,000	1 month LIBOR plus 0.750%	Aa2/AA+
M3	$23,400,000	1 month LIBOR plus 0.795%	Aa3/AA
M4	$21,000,000	1 month LIBOR plus 1.125%	A1/AA
M5	$18,600,000	1 month LIBOR plus 1.200%	A2/AA-
M6	$18,600,000	1 month LIBOR plus 1.305%	A3/A+
M7	$15,600,000	1 month LIBOR plus 2.100%	Baa1/A
M8	$15,000,000	1 month LIBOR plus 2.400%	Baa2/A-
M9	$12,000,000	1 month LIBOR plus 3.750%	Baa3/BBB+
B1	$9,600,000	1 month LIBOR plus 4.500%	N/R/BBB+
B2	$8,400,000	1 month LIBOR plus 4.500%	N/R/BBB
B3	$12,000,000	1 month LIBOR plus 4.500%	N/R/BBB-

Total:	$1,182,000,000

Contact Information

For more information, contact either Ronald J. Nicolas, Jr., Executive Vice President and Chief Financial Officer, or Jon D. Van Deuren, Senior Vice President, Finance and Chief Accounting Officer, in Aames Investment’s Investor Relations Department at (323) 210-5311 or at info@aamescorp.com via email.

Additional information may also be obtained by visiting www.aames.net, Aames Investment’s website.

Information Regarding Forward Looking Statements

From time to time Aames Investment may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, Aames Investment notes that a variety of factors could cause their actual results and experiences to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of Aames Investment’s business include the following: inability to originate subprime hybrid/adjustable mortgage loans; increased delinquency rates in our portfolio; increases in mortgage lending interest rates; adverse changes in the securitization and whole loan market for mortgage loans; decline in real estate values; decreases in earnings from Aames Investment calling securitization trusts; limited cash flow to fund operations; dependence on short-term financing facilities; obligations to repurchase mortgage loans and indemnify investors; concentration of operations in California, Florida, New York and Texas; extensive government regulation; losses in securitization trusts; and intense competition in the mortgage lending industry. In addition, Aames Investment cannot guarantee compliance with the federal tax requirements applicable to REITs or Aames Investment’s effective operation within limitations imposed on REITs by federal tax rules. For a more complete discussion of these risks and uncertainties and information relating to the company, see the registration statement on Form S-11 (file no. 333-113890) filed with the SEC, including the prospectus contained therein, relating to the initial public offering of Aames Investment’s common stock, the Form 10-Q for the quarter ended September 30, 2004 and other filings with the SEC made by the company pursuant to the Securities Exchange Act of 1934.